Exhibit 23

Consent of Independent Auditors

MCLAIN, MOISE & ASSOCIATES, PC

Certified Public Accountants	409 King Street, First Floor Charleston, SC 29403 Tel. (843) 577-0414 Fax (843) 577-0428

CONSENT OF INDEPENDENT AUDITORS

The Trustees

First Financial Holdings, Inc. Sharing Thrift Plan

We consent to the incorporation by reference in the Registration Statement listed below of our report on the financial statements of the First Financial Holdings, Inc. Sharing Thrift Plan included in the Annual Report on Form 11-K of First Financial Holdings, Inc. for the year ended December 31, 2002.

Registration Statement No. 33-22837 on Form S-8, dated June 27, 1988, as amended

/s/ MCLAIN, MOISE & ASSOCIATES, PC

Charleston, South Carolina

June 27, 2003